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HMI INDUSTRIES INC.
EXHIBIT 10.00
MATERIAL CONTRACTS
HEALTH-MOR PERSONAL CARE CORP.
PURCHASE AGREEMENT
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                              Eidolon Corporation
                               6 Honeywell Place
                                Toronto, Ontario
                                    M2L 1Y3


TO:     Health-Mor Personal Care Corporation
        185 East North Street,
        Bradley, Illinois
        U.S.A.  60915

1. Eidolon Corporation (the "Purchaser") hereby offers to purchase from you ("the Vendor"), on the terms, for the consideration and subject to the conditions hereinafter set forth, all of the undertaking, property and assets of the Vendor as at the time of the sale herein provided for (the "Purchased Assets"), save and except for those assets specifically excluded hereafter (the "Excluded Assets"), used in connection with the manufacture, assembly and sale of a needle-free injection system and parts and replacement parts therefore (the "Business") as a going concern, including without limiting the generality of the foregoing:

     (a) The goodwill of the Business carried on by the Vendor with the exclusive right to the Purchaser, or the assignee of the Purchaser, to represent itself as carrying on the same in continuation of and in succession to the Vendor and the right to Use any words indicating that the Business is so carried on together with the right to use the names and words "Activa", "AdvantaJet", "AdvantaJet ES" and "Gentlejet" or any variation thereof as part of the name of or in connection with the Business to be carried on by the Purchaser or such assignee;

     (b) All trade marks (together with the goodwill of the Business carried on in association with the wares for which such marks have been registered), trade names, copyrights, trade designs, inventions, patents and licenses (the Intellectual Property") connected with the Business of and belonging to the Vendor, all of such Intellectual Property to be listed on and described in Schedule "A" to be delivered by the Vendor as provided herein;

     (c) All dies, molds, machinery and equipment owned by the Vendor and used in connection with the Business (the "Equipment"), all of which will be listed on and be described in Schedule "B" (together with the location of such equipment) to be delivered by the Vendor as provided herein and the Vendor represents and warrants to the Purchaser that such Equipment is all that is necessary to carry on the Business;

     (d) All computers and computer programs, discs and related data used in connection with the Business which will be listed on and be described in Schedule "B" (together with the location of such equipment) to be delivered by the Vendor as provided herein;

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     (e)  The benefit of all advertising and public relations developed by the
          Vendor or others for the Business, including, without limitation, the "1-800" number, the WebSite, brochures, manuals, industry contacts and associations, lead lists, sales information, warranty information and testimonials, market research and product data, product research and information concerning the competition;

     (f) All manuals or other materials concerning the assembly and packaging of the products;

     (g) All inventories of the Business, provided that such inventories are current and saleable;

     (h) All filing cabinets, Computer desks and stations, and all specialized equipment which will be listed on and be described in Schedule "B" (together with the location of such equipment) to be delivered by the Vendor as provided herein;

     (i) The full benefit of all existing warranty claims, if any, assignable contracts, commitments and engagements to which the Vendor may be entitled and the full benefit of all forward commitments assignable by the Vendor for supplies or materials whether or not there are any contracts with respect to the same, and

     (j) All other assets, including books, records and documentation of the Vendor used in connection with the Business save and except for the Excluded Assets.

2. The following assets are specifically excluded from the purchase and sale of the Business and as such are "Excluded Assets":

     (a) All real property, wherever situate, including the Vendor's premises at 185 East North Street, Bradley, Illinois, and all buildings, leasehold improvements or fixtures at the Vendor's premises;

     (b)  All cash on hand or in the bank;

     (c)  All shares, bonds, securities and obligations owned by the Vendor; and

     (d) All of the book and other debts due or accruing due to the Vendor, including receivables of the Vendor and the full benefit of all securities for such debts.

3. The consideration for the Purchased Assets (the "Purchase Price") shall be the aggregate of the following:

     (a) As to the inventories referred to in sub-paragraph 1(d) above, an amount equal to the book value of such assets as shown on the books of the Vendor as at the time of the completion of the sale herein provided for or such other amount as may be


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          mutually agreed upon by the Vendor and the Purchaser at or prior to the said time of completion; and

     (b)  As to all of the rest of the Purchased Assets, the sum of $50,000.00.

4. In addition to the Purchase Price referred to above, the Vendor shall be entitled to receive up to an additional $3,000,000.00 during the five years following the date of closing, payable as follows:

     (a) Within thirty (30) days following each of the five (5) anniversaries following closing, the Purchaser shall provide the Vendor with a certificate, duly notarized or otherwise authenticated, confirming the total sales, for the twelve (12) month period ending on such anniversary, of the needle-free injection Systems (the "Systems") and the vial holders, not including those packaged with the Systems, (the "Vial Holders"), and the Vendor shall be entitled to receive the following:

          Number of Systems Sold  Payment per System
          ----------------------  ------------------
          First 2,500             $7.50 per System
          Next 1,000              $10.00 per System
          Next 1,500              $15.00 per System
          The balance             $20.00 per System

          Plus, $0.05 for each Vial Holder sold.

          For the purposes of this sub-paragraph, a sale shall be deemed to have occurred on the sale, lease or other disposition for consideration of a System, other than for the purposes of demonstration.

     (b) The Purchaser shall calculate the aggregate owed to the Vendor from the sale of the Systems for such twelve (12) month period (the "Earn Out Amount"), and forward to the Vendor a check in an amount equal to the Earn Out Amount at the same time that the said certificate is sent to the Vendor.

     (c) The Vendor and/or its nominee may request access to the Purchaser's sales records to conduct a sales audit verification. Such request may be made once per year and shall provide the Purchaser with thirty (30) days notice of the date on which access is requested. Representatives of the Vendor and/or its nominee shall carry out their audit during normal business hours at the Purchaser's premises.

     (d) Provided that the obligation of the Purchaser to make such payments shall cease on the earlier of:

          1) The date upon which the Vendor has received, in the aggregate, $3,000,000 in Earn Out Amount payments, and
          2) The date the Vendor receives the certificate and payment referred to above for the five year following closing.

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5.   The Purchaser shall not assume any liabilities of the Vendor, including without limitation, any liability to any employees of the Vendor whatsoever and the Vendor shall hold the Purchaser harmless from and against all obligations, commitments or liabilities of or claims against the Vendor whether arising out of or in any way connected to the Business or otherwise except, where consented to in writing by the Purchaser prior to the Time of closing, the liability to pay for merchandise, materials and/or supplies contracted for by the Vendor in the ordinary course of business but neither delivered nor paid for prior to the time of closing under contracts or purchase orders to be listed on Schedule "C" hereto and delivered by the Vendor as provided herein. The Vendor shall also indemnify the Purchaser and save it harmless from and against any liabilities or claims to which the Purchaser may become subject as a result of non-compliance with "Bulk Sales" or similar legislation in Canada or the United States of America. The Purchaser undertakes, after closing, to use all reasonable efforts to provide service to persons who purchased a System from the Vendor; in the event, within two (2) years following closing, such persons who purchased a System assert a warranty claim in connection with a System or a Vial Holder, the Purchaser shall service such claim and thereafter be entitled to set off the cost of servicing claim against monies owing to the Vendor pursuant to Paragraph 4 above.

6. The Purchase Price payable hereunder shall be satisfied by delivery to the Vendor at the time of closing of a certified check in an amount equal to the Purchase Price.

7. Subject to the terms and conditions hereof, the sale and purchase herein provided for shall be closed at the offices of the Purchaser or the Purchaser's Counsel on the 15th day of April 15, 1998, or such earlier or later date as may be mutually agreed upon by the Purchaser and the Vendor, the actual date and time when the sale and purchase is closed being herein referred to as the "date of closing" or the "time of closing" respectively.

8. This offer and the agreement resulting from the acceptance of this offer are subject to the following conditions, and the Vendor, by its acceptance of this offer, agrees that it will perform and comply with or will cause to be performed and complied with such of the said conditions as relate to matters within its control:

     a) The Business shall be carried on in the ordinary course from the date hereof up to and until the time of closing;

     b) At the time of closing such officers and directors of the Vendor as the Purchaser may specify shall execute releases of all claims or demands against the Vendor;

     c) No substantial damage to the Purchased Assets will have occurred prior to the time of closing which in the opinion of the Purchaser would adversely affect the operations or earnings of the Business;


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     d)   The Purchaser shall have entered into arrangements, satisfactory to it in its sole discretion, with Tube Fab Limited for the manufacture and assembly of the System;

     e) The sale of the Purchased Assets to the Purchaser on the terms, for the consideration and subject to the conditions set forth in this offer (subject to such amendments and/or additions and/or changes, if any, as may be approved by the Purchaser) shall have been duly and legally authorized by the Vendor;

     f) At the time of closing there shall be no actions, suits or proceedings (whether or not purportedly on behalf of the Vendor) pending or to the knowledge of the Vendor threatened against or affecting the Vendor at law or in equity or before any federal, state, municipal or other governmental, commission, board, bureau, agency or instrumentality, domestic or foreign;

     g) The Vendor is now and at the time of closing will be in good standing under all contracts and commitments in connection with the Business to which it is a party and entitled to all benefits thereunder;

     h) The Purchaser shall receive from its Counsel at or prior to the time of closing a favorable report with respect to all legal matters pertaining to the Vendor, the Business and the Purchased Assets and which in the opinion of such Counsel are material in connection with the sale and purchase herein provided for (including titles and the form and sufficiency of all documents, which contain the customary covenants, to be delivered to the Purchaser or its nominee at the time of closing pursuant to paragraph 12 hereof) and all relevant records and information shall be supplied to said Counsel for such purposes; and

     i) At the time of closing the Purchaser shall be furnished with such opinions of its Counsel and with such certificates, affidavits or declarations of officers of the Vendor as the Purchaser or Purchaser's Counsel may reasonably think necessary establishing that the above mentioned conditions have been satisfied and complied with.

     The foregoing conditions, (a) to (i) inclusive, are inserted for the sole and exclusive benefit of the Purchaser and may be waived in whole or in part by it at any time. In case any of the said conditions shall not be complied with in whole or in part before the time of closing the Purchaser may rescind the agreement resulting from the acceptance of this offer by notice to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and under such agreement.

9. Up to the time of closing, the Vendor shall maintain fire, boiler, plate glass, public liability, property damage and any other customary forms of insurance covering the Purchased Assets which insurance in respect of loss or damage to property shall be for at least the value of such Purchased Assets. By its acceptance of this offer, the Vendor agrees that it will make the requisite arrangements with its insurers so that the




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     Purchaser shall be held covered in respect of loss in the same manner and to the same extent as the Vendor is covered. In the event of any loss, damage or claim in respect of any risk for which insurance is to be carried as aforesaid arising before the time of closing, the Purchaser, as a condition of closing, shall be entitled to be satisfied that the insurers recognize the claim of the Purchaser for payment in accordance with the terms of the policies. In addition, the Vendor will continue to maintain adequate product liability insurance, both until the time of closing, and thereafter for a period of two (2) years for all products manufactured or supplied by the Vendor prior to the date of closing.

10. Forthwith upon acceptance of this offer the Vendor shall make available to the Purchaser all abstracts of title, deeds, leases, certificates of registration of trade marks, designs, copyrights, patents and other title documentation its possession or under its control. Within seven (7) days after acceptance of this offer, the Vendor shall provide the Purchaser with Schedules "A" "B" and "C" referred to above.

11. At the time of closing, all lists of customers and prospective customers, all lists of suppliers and all other books, documents and data relating to the Business shall be delivered to the Purchaser.

12. The Vendor shall take and procure to be taken all proper steps, actions and corporate proceedings on its part to enable it at the time of closing to vest a good and marketable in the Purchaser to the Purchased Assets free of all liens and encumbrances and at the time of closing shall deliver to the Purchaser or its nominee such deeds of conveyance, assurances, transfers, bills of sale, assignments and consents and other documents as Counsel for the Purchaser may reasonably require.

13. Forthwith upon acceptance of this offer, the Vendor shall extend and furnish the necessary facilities, information and data to enable the Purchaser, at the expense of the Purchaser, to have the titles to the property of the Vendor examined. In addition, the Vendor shall permit the Purchaser and its representatives full and complete access to the Vendor's premises and all personnel, records and data in connection with the Business.

14. Within seven (7) days after acceptance of this offer, the Vendor shall furnish the Purchaser with a list of all contracts, commitments and engagements and shall thereafter forthwith make such contracts, commitments and engagements available for inspection by the Purchaser and its representatives.

15. The Vendor shall forthwith after the closing of the sale and purchase herein provided cease to carry on the Business.

16. All notices required or permitted to be given by the Purchaser or the Vendor to the other under the terms of this offer shall he deemed to be sufficiently given if:

     a) Delivered personally, in which case such notice shall be deemed received on the date of delivery, or


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     b)   Mailed, registered pre-paid, in which case such notice shall be deemed received on the date of delivery, or

     c) Telefaxed, with the hard copy to follow by regular mail, in which case such notice shall be deemed delivered on the date of the telefax.

17. Time shall be of the essence of this offer and the agreement resulting from its acceptance.

18. This offer is open for acceptance by the Vendor in the manner indicated below only up to 12:00 o'clock noon, Eastern Standard Time, on the 12th day of March, 1998, and if not accepted at or prior to such time shall be null and void.

19. The Purchaser is making this offer as agent for a group of investors who intend to incorporate a company to take an assignment of this offer. On the incorporation of such a company and on the assignment of the agreement resulting from the acceptance of this offer, the word "Purchaser" as used herein shall be deemed to mean and include the said company so incorporated which shall be entitled to all the benefits of and shall be subject to the terms of this offer and the said agreement; and provided that such assignment is conditioned upon the assignee agreeing to comply with the provisions of sub-paragraph 4(a) hereof, Eidolon Corporation shall have no liability or obligations under this offer or the resulting agreement.

20. The Agreement resulting from the acceptance of this offer shall be governed by the laws of the State of Ohio. Any litigation arising from or related to this Agreement shall he brought and heard in a court of competent jurisdiction whose clerk of courts is located in Cuyahoga County, Ohio.


If you wish to accept this offer please so indicate by signing and delivering the accompanying duplicate of this offer to the purchaser at the address noted above.

Dated this 9th day of March, 1998

Eidolon Corporation,


/s/ Clayton A. Hudson
-------------------------------
Clayton A. Hudson, President


Health-Mor Personal Care Corporation hereby accepts the foregoing offer and covenants, promises and agrees to and with the above named Purchaser to Duly carry out the same on the terms and conditions therein mentioned.

        Dated this      day of March, 1998



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Health-Mor Personal Care Corporation

/s/ Gary W. Moore
-------------------------
President

/s/ Carl H. Young
--------------------------
Secretary



In consideration of the sum of one ($1.00) Dollar now paid to the undersigned by the Purchaser, the receipt and sufficiency of which is hereby acknowledged; and in consideration of the Vendor being the wholly-owned subsidiary of the undersigned, the undersigned hereby guarantees to and unto the Purchaser that all of the debts and obligations of the Vendor which are outstanding at the time of closing will he discharged in a timely fashion following closing and the undersigned hereby indemnifies and saves harmless the Purchaser from and against its failure so to do.

        Dated 11th day of March, 1998

HMI Inc.


/s/ Michael Harper
----------------------
Vice President


/s/ Carl H. Young
-----------------------
Asst. Secretary